Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment No. 188 to Registration Statement No. 002-11884 on Form N–1A, of our report dated September 12, 2019 relating to the financial statements and financial highlights of Fidelity Value Discovery Fund, our report dated September 16, 2019 relating to the financial statements and financial highlights of Fidelity Value Discovery K6 Fund, and our reports dated September 17, 2019 relating to the financial statements and financial highlights of Fidelity Flex Intrinsic Opportunities Fund and Fidelity Series Intrinsic Opportunities Fund, each a fund of Fidelity Puritan Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Puritan Trust for the year ended July 31, 2019, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 19, 2019